SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

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TRIUS THERAPEUTICS, INC.

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TRIUS THERAPEUTICS, INC.

6310 Nancy Ridge Drive, Suite 105

San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 22, 2012.

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of TRIUS THERAPEUTICS, INC., a Delaware corporation, or the Company. The meeting will be held on Tuesday, May 22, 2012 at 8:00 a.m. local time at the Company’s offices located at 6310 Nancy Ridge Drive, Suite 105, San Diego, California 92121 for the following purposes:

1.	To elect David S. Kabakoff, Ph.D., Risa Stack, Ph.D. and Paul Truex as Class II directors to hold office until the 2015 annual meeting of stockholders.

2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2012.

3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the annual meeting is April 9, 2012. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on May 22, 2012 at 6310 Nancy Ridge Drive, Suite 105, San Diego, California 92121.

The proxy statement and annual report to stockholders

are available at www.proxyvote.com

By Order of the Board of Directors

John P. Schmid

Secretary

San Diego, California

April 12, 2012

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

TRIUS THERAPEUTICS, INC.

6310 NANCY RIDGE DRIVE, SUITE 105

SAN DIEGO, CALIFORNIA 92121

PROXY STATEMENT

FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS

May 22, 2012

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because the Board of Directors of Trius Therapeutics, Inc., sometimes referred to as the Company or Trius, is soliciting your proxy to vote at the 2012 annual meeting of stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.

We intend to mail these proxy materials on or about April 12, 2012 to all stockholders of record entitled to vote at the annual meeting.

How do I attend the annual meeting?

The meeting will be held on Tuesday, May 22, 2012 at 8:00 a.m. local time at the Company’s offices located at 6310 Nancy Ridge Drive, Suite 105, San Diego, California 92121. Directions to the annual meeting may be found at www.triusrx.com. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 9, 2012 will be entitled to vote at the annual meeting. On this record date, there were 38,669,365 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 9, 2012 your shares were registered directly in your name with our transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote in person at the annual meeting or vote by proxy. Whether or not you plan to attend the annual meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 9, 2012 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of David S. Kabakoff, Ph.D., Risa Stack, Ph.D. and Paul Truex as Class II directors to hold office until the 2015 annual meeting of stockholders;

•

Ratification of selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2012.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide your control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Standard Time on May 21, 2012 to be counted.

•

To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide your control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Standard Time on May 21, 2012 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 9, 2012.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all three nominees for director, and “For” the ratification of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2012. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to our Secretary at 6310 Nancy Ridge Drive, Suite 105, San Diego, California 92121.

•	You may attend the annual meeting and vote in person. Simply attending the annual meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 13, 2012, to Trius Therapeutics, Inc., Attention: Secretary, 6310 Nancy Ridge Drive, Suite 105, San Diego, California 92121. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, your proposal or nomination generally must be submitted in writing to the same address no later than February 21, 2013 and no earlier than January 22, 2013. You are also advised to review the Company’s Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For” and “Withhold” votes; and, with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. With respect to all proposals other than the proposal to elect directors, abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals and elections of directors (even if not contested).

How many votes are needed to approve each proposal?

•

For the election of directors, the three nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withheld” will affect the outcome.

•

To be approved, Proposal No. 2, ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, must receive “For” votes from the holders of a majority of shares present in person or by proxy and entitled to vote. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 38,669,365 shares outstanding and entitled to vote. Therefore, the holders of 19,334,683 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

The letter to stockholders, proxy statement, Form 10-K and annual report to stockholders are available at www.proxyvote.com.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes, each of which has a three-year term. Currently, Class I consists of three directors, Class II consists of four directors and Class III consists of three directors. The terms of the directors in Classes I, II and III expire at our 2014, 2012 and 2013 annual meetings of stockholders, respectively. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

Our Board of Directors currently consists of ten members. There are four directors in the class whose term of office expires at the 2012 annual meeting of stockholders, David S. Kabakoff, Ph.D., Michael Powell, Ph.D., Risa Stack, Ph.D. and Paul Truex. We would like to thank Dr. Powell, who will not be continuing as a director after the 2012 annual meeting of stockholders, for his years of dedicated service to Trius. Effective as of the 2012 annual meeting of stockholders, the size of our Board of Directors will be reduced to nine. On April 6, 2012, solely in order to provide for an equal apportionment of the members of the Board of Directors among the three classes of our classified Board, Dr. Kabakoff resigned from the Board as a Class I director with a term expiring at our 2014 annual meeting of stockholders and, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, was immediately reappointed by the Board as a Class II director with a term expiring at our 2012 annual meeting of stockholders. The reallocation of Dr. Kabakoff from one class of directors to another class of directors had no effect on any aspect of his compensatory arrangements with Trius and he continues to serve as the Chairman of the Board and as a member of the Audit and Nominating and Corporate Governance Committees of the Board.

Drs. Kabakoff and Stack and Mr. Truex are the nominees for election at the 2012 annual meeting of stockholders. Each of the nominees, except for Dr. Kabakoff, is currently a director who was previously elected by the stockholders prior to our initial public offering. Dr. Kabakoff was previously elected by our stockholders at our 2011 annual meeting of stockholders. If elected at the annual meeting, each of these nominees would serve until our 2015 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is our policy to encourage directors and nominees for director to attend the annual meeting. All of our directors participated in our 2011 annual meeting of stockholders, except for Dr. Stack and Mr. Truex.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee proposed by us. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” EACH NAMED NOMINEE.

Directors

The following table sets forth information as of March 31, 2012 regarding each nominee and each director whose term will continue after the annual meeting:

Name	Age	Position
Jeffrey Stein, Ph.D.	57	President, Chief Executive Officer and Director
David S. Kabakoff, Ph.D.	64	Chairman of the Board of Directors
Brian G. Atwood	59	Director
Karin Eastham	62	Director
Nina Kjellson	37	Director
Brendan O’Leary, Ph.D.	40	Director
Theodore R. Schroeder	57	Director
Risa Stack, Ph.D.	43	Director
Paul Truex	43	Director

The following is a brief biography of each nominee and each director whose term will continue after the annual meeting and a discussion of the specific experience, qualifications, attributes or skills of each nominee or director that led the Nominating and Corporate Governance Committee to recommend that person as a director.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2015 ANNUAL MEETING

David S. Kabakoff, Ph.D. Dr. Kabakoff has served on our Board of Directors since March 2006 and has served as Chairman of our Board of Directors since February 2007. From May 2007 to December 2009, Dr. Kabakoff served as an Executive-in-Residence with Sofinnova Ventures, a venture capital firm, and he has served as an Executive Partner with Sofinnova Ventures since January 2010. Since August 2000, Dr. Kabakoff has served as the president of Strategy Advisors, LLC, a consulting firm. From January 2001 to June 2005, Dr. Kabakoff also served as the founder, chairman and chief executive officer of Salmedix, Inc., a biotechnology company, which was acquired by Cephalon, Inc. From May 1996 to August 2000, Dr. Kabakoff served in senior executive positions at Dura Pharmaceuticals Inc., a specialty pharmaceuticals company. Dr. Kabakoff currently serves as Chairman of Amplimmune, Inc. and on the Board of Directors of InterMune, Inc. Dr. Kabakoff holds a B.A. in Chemistry from Case Western Reserve University and a Ph.D. in Chemistry from Yale University. The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Kabakoff’s expertise in technology and product development programs in the pharmaceutical, biopharmaceutical, and drug delivery fields provides our Board of Directors with complementary expertise and gives him valuable insight into our industry and the seasoned business judgment and broad strategic vision which enables him to serve as an effective and valuable director and to have the qualifications and leadership and other skills to serve as the Chairman of our Board of Directors.

Risa Stack, Ph.D. Dr. Stack has served on our Board of Directors since March 2008. Dr. Stack has been a partner at Kleiner Perkins Caufield & Byers, a venture capital firm, since 2003. From 1996 to 2003, she was a principal at J.P. Morgan Partners, LLC, a private equity division of JPMorgan Chase & Co. From 1990 to 1996, Dr. Stack was a derivative specialist on the Chicago Board of Trade. Dr. Stack currently serves on the Board of Directors of the privately held companies, CardioDx, Inc., Nodality, Inc. and Nexus Dx, Inc., and is a board observer at Epizyme Corporation, Veracyte, Inc., and Tethys Biosciences, Inc. Dr. Stack holds a B.S. in Genetics and Development with distinction from the University of Illinois and a Ph.D. in Immunology from the University of Chicago. The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Stack’s extensive investment experience, knowledge of financial markets and expertise in personalized medicine, therapeutics, and platform technologies companies give her the qualifications, skills and financial expertise to serve on our Board of Directors.

Paul Truex. Mr. Truex has served on our Board of Directors since February 2008. Since September 2004, Mr. Truex has been the president and chief executive officer of Anthera Pharmaceuticals, Inc., a pharmaceutical company, which he founded. From October 2001 to September 2004, Mr. Truex served as a member of the Board of Directors and president and chief executive officer of Peninsula Pharmaceuticals, Inc., a biopharmaceutical company. From April 2000 to September 2001, Mr. Truex was vice president of commercial development of Vicuron, Inc., a biopharmaceutical company. From July 1997 to April 2000, Mr. Truex held various positions at Eli Lilly and Company, a pharmaceutical company. Mr. Truex currently serves on the Board of Directors of Anthera Pharmaceuticals, Inc. and Eiger Biopharmaceuticals, Inc. Mr. Truex holds an M.B.A. in marketing and finance from Indiana University and a B.A. in economics from the University of Waterloo. The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Truex’s substantial experience in the pharmaceutical industry, including his current role as president and chief executive officer of another publicly traded biopharmaceutical company and his diversified background as an executive make him a valuable addition to our Board of Directors.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2013 ANNUAL MEETING

Karin Eastham. Ms. Eastham has served on our Board of Directors since November 2009. From May 2004 to September 2008, she served as executive vice president and chief operating officer, and as a member of the board of trustees of the Burnham Institute for Medical Research, a non-profit corporation engaged in basic biomedical research. From April 1999 to May 2004, Ms. Eastham served as senior vice president, finance, chief financial officer and secretary of Diversa Corporation, a publicly held renewable energy company which was subsequently renamed Verenium Corporation. She previously held similar positions with CombiChem, Inc., a computational chemistry company, and Cytel Corporation, a biopharmaceutical company. Ms. Eastham also held several positions, including vice president, finance, at Boehringer Mannheim Corporation from 1976 to 1988. Ms. Eastham also serves as a director for Amylin Pharmaceuticals, Inc., Geron Corporation and Illumina, Inc. Ms. Eastham received a B.S. and an M.B.A. from Indiana University and is a Certified Public Accountant and a Certified Director. The Nominating and Corporate Governance Committee and the Board of Directors believe that Ms. Eastham’s financial, operational management, strategic planning and corporate governance expertise, including her service as an audit committee financial expert on various publicly traded company boards, combined with extensive prior operational and financial experience from serving as the chief operating officer or chief financial officer for companies in the medical and biopharmaceutical industries, give her the qualifications, skills and financial expertise to serve on our Board of Directors.

Theodore R. Schroeder. Mr. Schroeder has served on our Board of Directors since December 2009. Since May 2004, Mr. Schroeder has served as President and Chief Executive Officer and as a member of the Board of Directors of Cadence Pharmaceuticals, Inc., a biopharmaceutical company. From August 2002 to February 2004, Mr. Schroeder served as Senior Vice President, North American Sales and Marketing of Elan Pharmaceuticals, Inc., a neuroscience-based pharmaceutical company. From February 2001 to August 2002, Mr. Schroeder served as General Manager of the Hospital Products Business Unit at Elan. Mr. Schroeder held the position of Senior Director of Marketing Hospital Products at Dura Pharmaceuticals, Inc., a specialty respiratory pharmaceutical and pulmonary drug delivery company, from May 1999 to November 2000 until its acquisition by Elan. Prior to joining Dura, Mr. Schroeder held a number of hospital-related sales and marketing positions with Bristol-Myers Squibb Company, a global pharmaceutical company. Mr. Schroeder currently serves on the Board of Directors of the Sharp Hospital Foundation and holds a B.S. in management from Rutgers University. The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Schroeder’s experience in the pharmaceutical industry, including his current role as President and Chief Executive Officer of another publicly-traded biopharmaceutical company, and his diversified background as an executive make him a valuable addition to our Board of Directors.

Jeffrey Stein, Ph.D. Dr. Stein has served as our president and Chief Executive Officer since February 2007 and on our Board of Directors since 2005. From 2005 through 2007, Dr. Stein was a Kauffman Fellow with the venture capital firm Sofinnova Ventures. He has also served as a Venture Partner with Sofinnova Ventures from 2007 to 2010 and as Director of Venture Development for the University of California, San Diego from 2005 to 2006. From 1999 to 2005, Dr. Stein served as executive vice president, chief scientific officer and a member of the Board of Directors of Quorex Pharmaceuticals, an anti-infectives company he founded in 1999, which was acquired by Pfizer Inc. in 2005. From 1995 to 1999, Dr. Stein was a scientist with Diversa Corporation where he most recently served as principal scientist and head of the anti-infectives discovery team. From 1993 to 1995, Dr. Stein served as Principal Scientist with the Agouron Institute, a private research institution, where he conducted research in bacterial genetics. From 1991 to 1993, he was an Alexander Hollaendar Distinguished Postdoctoral Fellow with the California Institute of Technology. Dr. Stein holds a Ph.D. in biochemistry and microbiology from the University of California, at San Diego. The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Stein’s scientific training and business expertise, including his experience as a venture capital investor in our industry and extensive prior experience as an executive officer of anti-infectives companies, combined with his exceptional leadership skills, strong ability to motivate his team, and over four years of service as our president and chief executive officer, give him extensive knowledge of our business and provide him the qualifications and skills to serve as an effective leader of our Company and a director.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2014 ANNUAL MEETING

Brian G. Atwood. Mr. Atwood has served on our Board of Directors since February 2007. Mr. Atwood has been a managing director and co-founder of Versant Ventures, a venture capital firm, since 1999. Since 1997, he has also been a general partner at Brentwood Venture Capital, a venture capital firm. From 1993 to 1995, Mr. Atwood served as president and chief executive officer of Glycomed, Inc., a publicly traded biotechnology company, of which he was a founder. Mr. Atwood also co-founded and served as member of the Board of Directors of Perkin Elmer/Cetus Instruments, a joint venture for robotics automation and genomics research instruments. Mr. Atwood currently serves on the Board of Directors of Cadence Pharmaceuticals, Inc. and Helicos Biosciences Corporation. Mr. Atwood holds a B.S. in Biological Sciences from the University of California, Irvine, a Master’s degree from the University of California, Davis, and an M.B.A. from Harvard Business School. The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Atwood’s experience as a director of other publicly traded and privately-held companies, as well as his experience founding and serving as president and chief executive officer for a publicly traded biopharmaceutical company, give him the qualifications, skills and financial expertise to serve on our Board of Directors.

Nina Kjellson. Ms. Kjellson has served on our Board of Directors since February 2007. Ms. Kjellson is a managing director at InterWest Partners, a venture capital firm, where she has been employed since 2002. From June 2000 to June 2002, she served as an investment manager at Bay City Capital, a life sciences merchant bank, and from October 1999 to June 2000, as a research associate at Oracle Partners, a healthcare-focused hedge fund. From August 1997 to September 1999, Ms. Kjellson conducted health policy and survey research with the Kaiser Family Foundation, a private foundation focusing on healthcare issues. She holds a B.A. in Human Biology from Stanford University. The Nominating and Corporate Governance Committee and the Board of Directors believe that Ms. Kjellson’s extensive healthcare investment experience, knowledge of financial markets and expertise in biopharmaceuticals companies provides our Board of Directors with complementary expertise and give her the knowledge, qualifications and skills to serve on our Board of Directors.

Brendan O’Leary, Ph.D. Dr. O’Leary served on our board of directors from February 2007 to March 2008 and then re-joined our board in September 2010. Dr. O’Leary is a managing member of Prism VentureWorks and focuses on investments in the pharmaceutical, medical device, and diagnostic sectors. He was formerly on the boards of several highly successful venture-backed companies including Atritech, BioRexis Pharmaceutical Corporation, Serica Technologies, Inc. and he currently serves on several other boards in the life sciences sector. Dr. O’Leary has over a dozen years of experience in the biotechnology and medical technology arenas and has held senior operating positions at companies such as Meso Scale Discovery and IGEN International. He is also an accomplished scientist with numerous publications, inventions and commercialized products to his credit. Dr. O’Leary received his Ph.D. in Organic Chemistry from the Massachusetts Institute of Technology. He holds a B.A. in Chemistry and Economics from Middlebury College. Dr. O’Leary was also a Kauffman Fellow. The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. O’Leary’s substantial experience in the pharmaceutical industry, including his diversified background as a venture capital investor and as executive in operating roles at pharmaceutical and medical diagnostics companies, give him the qualifications, skills and expertise to serve on our Board of Directors.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of March 31, 2012:

Name	Age	Position
Kenneth Bartizal, Ph.D.	61	Chief Development Officer
John Finn, Ph.D.	56	Chief Scientific Officer
Philippe Prokocimer, M.D.	62	Chief Medical Officer
J. Craig Thompson	45	Chief Commercial Officer
John P. Schmid	49	Chief Financial Officer
Michael Morneau	47	Vice President Finance and Chief Accounting Officer

The following is biographical information as of March 31, 2012 for our executive officers other than Dr. Stein, whose biographical information is included above.

Kenneth Bartizal, Ph.D. Dr. Bartizal has served as our Chief Development Officer since June 2007. From 1988 to 2007, he served as executive director and head of infectious disease research at Merck & Co., Inc., a pharmaceutical company. From 1986 to 1988, Dr. Bartizal served as a research scientist at Pfizer Inc., a pharmaceutical company. From 1983 to 1986, he was a faculty member and conducted research at the Kirksville College of Osteopathic Medicine and Northeast Missouri State University. Dr. Bartizal holds a B.S. in Professional Studies, an M.S. in Physiology and a Ph.D. in Microbiology and Biochemistry from the University of Notre Dame. Dr. Bartizal performed postdoctoral research at the University of Wisconsin from 1981 to 1983.

John Finn, Ph.D. Dr. Finn has served as our Chief Scientific Officer since February 2007 and is a co-founder of our company. From July 2004 to February 2007, he served as our president. From December 2003 to June 2004, Dr. Finn served as the vice president of drug discovery at Elitra Pharmaceuticals Inc., a biopharmaceutical company. From January 1998 to March 2003, Dr. Finn served as the senior director of lead discovery and optimization at Cubist Pharmaceuticals, Inc., a biopharmaceutical company. From January 1995 to December 1997, Dr. Finn served as associate director at Synaptic Pharmaceutical Corporation, a biopharmaceutical company. From December 1984 to January 1995, Dr. Finn served as the senior scientist of American Cyanamid Company. Dr. Finn holds a B.S. in chemistry from Villanova University and a Ph.D. from the University of Illinois.

Philippe Prokocimer, M.D. Dr. Prokocimer has served as our Chief Medical Officer since July 2007. From 2003 to 2007, he served as a vice president, clinical research at Johnson & Johnson Pharmaceutical Research and Development, L.L.C. From 2001 to 2003, Dr. Prokocimer served as vice president, clinical research at Maxim Pharmaceuticals, Inc., a biopharmaceutical company, and from 1994 to 2001, he served as vice president of anti-infectives clinical research at Aventis Pharmaceuticals, Inc., a pharmaceutical company. From 1987 to 1994, Dr. Prokocimer served as associate medical director for Abbott Laboratories, a healthcare company. Dr. Prokocimer is board certified in Anesthesiology and Critical Care Medicine from Centre Hospitalier-Universitaire Bichat-Beaujon. He holds an M.D. from the School of Medicine (Centre Hospitalier-Universitaire Pitie-Salpetriere) in Paris, France and undertook his post-doctoral research fellowship in adrenergic pharmacology at Stanford University from 1984 to 1986.

J. Craig Thompson. Mr. Thompson has served as our Chief Commercial Officer since January 2011. From 2003 to 2011, Mr. Thompson served in various Global and US Commercial roles with Pfizer Inc., and most recently held the position of Vice President of Marketing for Pfizer’s Specialty Care Business Unit where he was directly responsible for the U.S. commercial strategy for products with over $1.5 billion in annual U.S. sales. From 1992 to 2003, Mr. Thompson served in positions of increasing responsibility at Merck & Co., Inc., where he most notably worked on the commercial planning and marketing activities for the company’s anti-infectives as well as on major cardiovascular brands. Mr. Thompson holds a Bachelor’s degree in Commerce from McMaster University and an MBA from the University of Notre Dame.

John P. Schmid. Mr. Schmid has served as our Chief Financial Officer since June 2004 and is a co-founder of our company. From 1998 to 2003, Mr. Schmid served as the chief financial officer of GeneFormatics, Inc., a structural proteomics company, where he was a co-founder. From 1995 to 1998, Mr. Schmid served as the chief financial officer of Endonetics, Inc., a biotechnology company. From 1992 to 1995, Mr. Schmid was an associate with Idanta Partners, a venture capital firm. From 1987 to 1992, Mr. Schmid served as a vice president at Home Federal Bank. From 1985 to 1986, Mr. Schmid served as a financial analyst for Manufacturers Hanover Trust Company. In addition, from 1994 to 2005, Mr. Schmid served as a member of the board of directors and as president of the San Diego Venture Group in 1995. Mr. Schmid holds a B.A. in Economics from Wesleyan University and an M.B.A. from the University of San Diego.

Michael Morneau. Mr. Morneau joined the company in December 2009 as Senior Finance Director and Corporate Controller. In August 2010, he was promoted to Vice President of Finance and Chief Accounting Officer. Prior to joining Trius, in 2008 and 2009 he was a Finance Director at Eli Lilly and Company within Lilly Research Labs in San Diego. From 2006 to 2008, Mr. Morneau was Director of Finance and Accounting at SGX Pharmaceuticals, Inc., a biotechnology company that was acquired by Eli Lilly. From 2004 to 2006, he was Controller at Momenta Pharmaceuticals, Inc., a biotechnology company. From 2003 to 2004, Mr. Morneau was Corporate Controller at Gensym Corporation, a software company. Prior to 2003, Mr. Morneau spent ten years at PricewaterhouseCoopers LLP, and its predecessors in various positions of continuing responsibility, the last five years of which as a manager of business assurance in the firm’s technology practice. Mr. Morneau is a C.P.A. and holds a Bachelor’s degree in Mathematics from the University of New Hampshire and Master’s degrees in Accounting and Business Administration from Southern New Hampshire University (formerly New Hampshire College).

KEY EMPLOYEES

The following table sets forth information regarding our key employees as of March 31, 2012:

Name	Age	Position
Karen E. Potts, Ph.D.	49	Senior Vice President of Regulatory Affairs
Karen Joy Shaw, Ph.D.	56	Senior Vice President of Biology

The following is biographical information as of March 31, 2012 for our key employees.

Karen E. Potts, Ph.D. Dr. Potts has served as our Vice President of Regulatory Affairs since September 2009 and was promoted to Senior Vice President of Regulatory Affairs in March 2012. From April 2006 to February 2009, she served as senior director, regulatory policy at Allergan, Inc., a specialty pharmaceutical company. From August 2003 to March 2006, Dr. Potts served as director, regulatory affairs at Isis Pharmaceuticals, Inc., a biopharmaceutical company. From November 1999 to July 2003, she served as associate director, regulatory affairs at Pfizer Inc., a pharmaceutical company, and from March 1996 to October 1999, she served as senior research scientist, virology at Agouron Pharmaceuticals, Inc., a biopharmaceutical company. From October 1993 to March 1996, Dr. Potts served as a senior research scientist in infectious disease at G.D. Searle & Company and before that, from January 1991 to October 1993, Dr. Potts was a post-doctoral fellow at the Center for Disease Control, Division of HIV/AIDs. Dr. Potts holds a B.A. in Biology from Smith College and a Ph.D. in Microbiology and Immunology from Emory University.

Karen Joy Shaw, Ph.D. Dr. Shaw has served as our Senior Vice President of Biology since 2007 and served as one of our scientific advisors from 2005 to 2007. From 1999 to 2005, she served as team leader, infectious diseases at Johnson & Johnson Pharmaceutical Research & Development, L.L.C., a pharmaceutical research and development company. From 1984 to 1999, she served as a research fellow at Schering-Plough Research Institute. From 1981 to 1983, Dr. Shaw was a post-doctoral fellow at Washington University School of Medicine. Dr. Shaw holds a B.S. in Biology from Brooklyn College and a Ph.D. in genetics from the University of Connecticut.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the NASDAQ Stock Market, or NASDAQ, listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. Our Board of Directors consults with the Company’s counsel to ensure that the Board of Directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, our Board of Directors has affirmatively determined that our directors are independent directors within the meaning of the applicable NASDAQ listing standards, except for Dr. Stein, the Company’s President and Chief Executive Officer, who is not an independent director by virtue of his employment with the Company. In making this determination, our Board of Directors found that none of the directors or nominees for director, with the exception of Dr. Stein, had a material or other disqualifying relationship with the Company.

BOARD LEADERSHIP STRUCTURE

Our Board of Directors has an independent chair, Dr. Kabakoff, who has authority, among other things, to call and preside over Board of Directors meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board of Directors. Accordingly, the Chairman of the Board has substantial ability to shape the work of our Board of Directors. We believe that separation of the positions of Chairman of the Board and Chief Executive Officer reinforces the independence of the Board of Directors in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Chairman of the Board creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our Board of Directors to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, we believe that having an independent Chairman of the Board can enhance the effectiveness of our Board of Directors as a whole.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the Board of Directors’ key functions is informed oversight of our risk management process. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various Board of Directors standing committees that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

MEETINGS OF THE BOARD OF DIRECTORS

Our Board of Directors met 10 times during the last fiscal year. All directors, except for Mr. Schroeder, attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which they served during the portion of the last fiscal year for which they were directors or committee members, respectively. Mr. Schroeder was unable to attend two meetings of the Board of Directors and one meeting of the Compensation Committee due to conflicting commitments.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2011 for each of the Board of Directors committees:

Name	Audit		Compensation		Nominating and Corporate Governance
Brian G. Atwood	X
Karin Eastham	X	*
David S. Kabakoff, Ph.D.	X				X
Nina Kjellson			X		X	*
Brendan O’Leary, Ph.D.					X
Michael Powell, Ph.D.			X
Theodore R. Schroeder			X	*
Risa Stack, Ph.D.					X
Jeffrey Stein, Ph.D.
Paul Truex			X
Total meetings in fiscal 2011	5		1		1

*	Committee Chairperson

Below is a description of each committee of the Board of Directors.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

Our Audit Committee was established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, to oversee our corporate accounting and financial reporting processes and audits of its financial statements. During fiscal 2011, our Audit Committee consisted of Mr. Atwood, Ms. Eastham and Dr. Kabakoff, each of whom is a non-employee director of our Board. Ms. Eastham serves as the chair of our Audit Committee. Our Board of Directors has also determined that each of the directors serving on our Audit Committee is independent as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards. The functions of our Audit Committee include, among other things:

•	Evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•	Reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•	Monitoring the rotation of partners of our independent auditors on our engagement team as required by law;

•	Reviewing our annual and quarterly financial statements and reports and discussing the statements and reports with our independent auditors and management;

•

Reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation, and matters concerning the scope, adequacy and effectiveness of our financial controls;

•	Reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;

•	Establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;

•	Preparing the report that the United States Securities and Exchange Commission, or SEC, requires in our annual proxy statement;

•	Reviewing and providing oversight with respect to any related party transactions and monitoring compliance with our code of ethics;

•	Reviewing our investment policy on a periodic basis;

•	Reviewing and conferring with management and our independent auditors regarding the scope, adequacy and effectiveness of our internal controls over financial reporting;

•	Reviewing and discussing with management and, as appropriate, our independent auditors our guidelines and policies with respect to risk assessment and risk management; and

•	Reviewing and evaluating, at least annually, the performance of the Audit Committee, including compliance of the Audit Committee with its charter.

Our Audit Committee has adopted a written charter that is available to stockholders on our website at investor.triusrx.com/governance.cfm.

Our Board of Directors has also determined that Ms. Eastham qualifies as an “audit committee financial expert,” within the meaning of SEC regulations and the applicable NASDAQ rules and regulations. In making this determination, our Board of Directors has considered the formal education and nature and scope of Ms. Eastham’s previous experience, coupled with past and present service on various audit committees.

Report of the Audit Committee of the Board of Directors

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2011 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol.1. AU section 380), as adopted by the Public Company Accounting Oversight Board, or the PCAOB, in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Audit Committee

Karin Eastham, Chair

Brian G. Atwood

David S. Kabakoff, Ph.D.

Compensation Committee

During fiscal 2011, our Compensation Committee consisted of Ms. Kjellson, Dr. Powell, Mr. Schroeder and Mr. Truex. Mr. Schroeder serves as the chair of our Compensation Committee. Each member of our Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act is an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, and is independent as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards. Our Compensation Committee acts on behalf of the Board of Directors to review, recommend for adoption and oversee our compensation strategy, policies, plans and programs, including:

•	Reviewing and recommending to our Board of Directors the compensation and other terms of employment of our executive officers;

•

Reviewing and recommending to our Board of Directors performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

•	Evaluating and approving the equity incentive plans, compensation plans and similar programs advisable for us, as well as modification or termination of existing plans and programs;

•	Evaluating and recommending to our Board of Directors the type and amount of compensation to be paid or awarded to Board members;

•	Administering our equity incentive plans;

•	Establishing policies with respect to equity compensation arrangements;

•	Reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

•

Reviewing and recommending to our Board of Directors the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

•	Reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” and recommending to the full board its inclusion in our periodic reports to be filed with the SEC;

•	Preparing the report that the SEC requires in our annual proxy statement;

•	Reviewing the adequacy of our Compensation Committee charter on a periodic basis; and

•	Reviewing and evaluating, at least annually, the performance of the Compensation Committee.

Our Compensation Committee has adopted a written charter that is available to stockholders on our website at investor.triusrx.com/governance.cfm .

Compensation Committee Processes and Procedures

Our Compensation Committee meets as necessary to address executive compensation matters. The agenda for each meeting is usually developed by the chair of the Compensation Committee, in consultation with our Chief Executive Officer. Our Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by our Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of our Compensation Committee regarding his compensation. The charter of our Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that our Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, our Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

Under its charter, our Compensation Committee may form, and delegate authority to, subcommittees, as appropriate. In March 2011, our Compensation Committee formed a Non-Officer Stock Option Committee, currently comprised of Dr. Stein, to which it delegated authority to grant, without any further action required by the Compensation Committee, stock options to employees who are not officers of the Company. The purpose of this delegation of authority is to enhance the flexibility of option administration within the Company and to facilitate the timely grant of options to non-management employees and consultants, particularly new employees and consultants, within specified limits approved by the Compensation Committee. As part of its oversight function, our Compensation Committee will review on a periodic basis the list of grants made by the subcommittee.

Generally, our Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. However, our Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. For executives other than the Chief Executive Officer, our Compensation Committee solicits and considers evaluations and recommendations submitted to the committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any recommended adjustments to his compensation as well as awards to be granted. For all executives and directors, as part of its deliberations, our Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, our stock performance data and analyses of historical executive compensation levels and current company-wide compensation levels.

During the past fiscal year, the Compensation Committee engaged Radford Surveys & Consulting, or Radford, as compensation consultants. The Compensation Committee chose Radford based upon its industry reputation as well as previous dealings with Radford, both by the Company and many of the Compensation Committee’s members. The Compensation Committee requested that Radford:

•	evaluate the efficacy of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals; and

•	assist in refining the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

As part of its engagement, Radford was requested by our Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. In its analysis, Radford reviewed our current compensation philosophies as compared to the identified peer group and presented recommendations for key decisions related to our compensation practices. At the request of our Compensation Committee, Radford also conducted individual interviews with members of our Compensation Committee and management and other employees identified by the Compensation Committee to learn more about the Company’s business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which the Company competes. Radford ultimately developed recommendations that were presented to our Compensation Committee for its consideration. These recommendations are discussed in the Compensation Discussion and Analysis section of this proxy statement. At a meeting held during the first quarter of 2012, our Compensation Committee reviewed our annual compensation and the recommendations of Radford and recommended to our Board of Directors adjustments to the annual salaries, bonus and equity awards and new performance objectives for our executive officers.

THE SPECIFIC DETERMINATIONS OF OUR COMPENSATION COMMITTEE WITH RESPECT TO EXECUTIVE COMPENSATION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2011 ARE DESCRIBED IN GREATER DETAIL IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION OF THIS PROXY STATEMENT.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has ever been an executive officer or employee of ours. None of our officers currently serves, or has served during the last completed year, on the Compensation Committee or Board of Directors of any other entity that has one or more officers serving as a member of our Board of Directors or Compensation Committee. Prior to establishing the Compensation Committee, our full Board of Directors made decisions relating to compensation of our officers.

Compensation Committee Report

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Trius under the Securities Act or Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis, or the CD&A, contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Compensation Committee

Theodore R. Schroeder, Chair

Michael Powell, Ph.D.

Nina Kjellson

Paul Truex

Nominating and Corporate Governance Committee

During fiscal 2011, our Nominating and Corporate Governance Committee consisted of Dr. Kabakoff, Ms. Kjellson, Dr. O’Leary and Dr. Stack. Ms. Kjellson serves as the chair of our Nominating and Corporate Governance Committee. Our Board of Directors has determined that each of the members of the Nominating and Corporate Governance Committee is independent as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards. The functions of the Nominating and Corporate Governance Committee include, among other things:

•	Identifying, reviewing and evaluating candidates to serve on our Board of Directors;

•	Determining the minimum qualifications for service on our Board of Directors;

•	Evaluating director performance on the Board and applicable committees of the Board;

•	Interviewing, evaluating, nominating and recommending individuals for membership on our Board of Directors;

•	Considering nominations by stockholders of candidates for election to our Board;

•	Considering and assessing the independence of members of our Board of Directors;

•	Developing, as appropriate, a set of corporate governance principles, and reviewing and recommending to our Board of Directors any changes to such principles;

•

Periodically reviewing our policy statements to determine their adherence to our code of business conduct and ethics and considering any request by our directors or executive officers for a waiver from such code;

•	Reviewing the adequacy of its charter on an annual basis; and

•	Evaluating, at least annually, the performance of the Nominating and Corporate Governance Committee.

Our Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on the Company’s website at investor.triusrx.com/governance.cfm.

Our Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. Our Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, our Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of our Board of Directors, our operating requirements and the long-term interests of stockholders. In conducting this assessment, our Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate given the current needs of our Board of Directors and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, our Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, our Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Our Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. Our Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board of Directors. Our Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to our Board of Directors by majority vote.

Our Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Our Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by our Nominating and Corporate Governance Committee to become nominees for election to our Board of Directors may do so by delivering a written recommendation to our Nominating and Corporate Governance Committee at the following address: 6310 Nancy Ridge Drive, Suite 105, San Diego, California 92121, no later than the close of business on the 90th day nor earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Additionally, stockholders who wish to recommend individuals for consideration by our

Nominating and Corporate Governance Committee to become nominees for election to our Board of Directors must include in the submission, as to the stockholder giving the notice, the name and address of such stockholder, the class, series and number of our shares that are owned by such stockholder, and such other information as is specified in our Bylaws. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Stockholders who wish to recommend individuals for consideration by our Nominating and Corporate Governance Committee to become nominees for election to our Board of Directors should carefully review our Bylaws for additional required information with respect to stockholder nominations of director candidates.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Historically, we have not provided a formal process related to stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent. Nevertheless, during the upcoming year our Nominating and Corporate Governance Committee will give full consideration to the adoption of a formal process for stockholder communications with the Board and, if adopted, publish it promptly and post it to our website.

CODE OF ETHICS

We have adopted the Trius Therapeutics, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. Our Code of Business Conduct and Ethics is available on our website at investor.triusrx.com/governance.cfm . If we make any substantive amendments to our Code of Business Conduct and Ethics or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

ACCOUNTING AND AUDITING MATTERS OPEN DOOR POLICY

We have adopted an Open Door Policy on Reporting Complaints Regarding Accounting and Auditing Matters to facilitate the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submission by our employees of concerns regarding these matters. Information regarding the process for reporting such complaints is available on our website at investor.triusrx.com/governance.cfm .

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited our financial statements since 2006 and performed review procedures for 2005 and 2004, our year of inception. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

“For” votes of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2011 and 2010 by Ernst & Young LLP, the Company’s principal accountant.

	Fiscal Year Ended
	2011	2010
	(in thousands)
Audit Fees(1)	$514	$584
Audit-related Fees	—	—
Tax Fees(2)	—	—
All Other Fees	—	—

Total Fees	$514	$584

(1)	Includes fees associated with the annual audit of our financial statements, the reviews of our interim financial statements and the issuance of consent and comfort letters in connection with registration statements, including filing our registration statement on Form S-1 for our initial public offering.
(2)	Includes fees associated with tax advice and tax planning.

All fees described above were approved by our Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

Our Audit Committee has adopted a policy and certain procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of our Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of our Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

Our Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL 2.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 15, 2012 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than 5% of its common stock. The table is based upon information supplied by our officers, directors and principal stockholders and a review of Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Applicable percentages are based on 38,562,612 shares outstanding on March 15, 2012, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options, warrants or other rights that are either immediately exercisable or exercisable on May 14, 2012, which is 60 days after March 15, 2012. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Wellington Management Company, LLP(1)	4,477,216	11.6%
280 Congress Street Boston, MA 02210

InterWest Partners IX, LP(2)	3,548,643	9.2%
2710 Sand Hill Road, Second Floor Menlo Park, CA 94025

Versant Venture Capital III, L.P. and its affiliates(3)	3,235,839	8.4%
3000 Sand Hill Road, Building 4, Suite 210 Menlo Park, CA 94025

Entities affiliated with Kleiner, Perkins, Caufield & Byers(4)	3,143,267	8.2%
c/o Kleiner, Perkins, Caufield & Byers 2750 Sand Hill Road Menlo Park, CA 94025

Prism Venture Partners V, L.P. and its affiliates(5)	2,958,230	7.7%
117 Kendrick Street, Suite 200 Needham, MA 02494

Nina Kjellson(6)	3,580,945	9.3%

Brian G. Atwood(7)	3,268,141	8.5%

Brendan O’Leary, Ph.D.(8)	2,991,865	7.8%

Jeffrey Stein, Ph.D.(9)	583,691	1.5%

John Finn, Ph.D.(10)	314,580	* %

John P. Schmid (11)	199,837	* %

Philippe Prokocimer, M.D.(12)	154,583	* %

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
David S. Kabakoff, Ph.D.(13)	145,866	*	%

Michael Powell, Ph.D.(14)	145,430	*	%

J. Craig Thompson(15)	54,136	*	%

Karin Eastham(16)	52,555	*	%

Paul Truex(17)	46,673	*	%

Theodore R. Schroeder (18)	38,116	*	%

Risa Stack, Ph.D.(19)	32,302	*	%

All directors and executive officers as a group (16 persons)(20)	11,843,390	29.8%

*	Represents beneficial ownership of less than one percent.
(1)	Based on Schedule 13G filed by Wellington Management Company, LLP on February 10, 2012, reporting ownership as of January 31, 2012.
(2)	Harvey B. Cash, Bruce A. Cleveland, Christopher B. Erlich, Philip T. Gianos, W. Stephen Holmes, Nina Kjellson, Gilbert H. Kliman, Khaled A. Nasr, Arnold L. Oronsky, Douglas A. Pepper, and Thomas L. Rosch share voting and investment authority over the shares held by InterWest Partners IX, L.P.
(3)	Includes 3,216,842 shares held by Versant Venture Capital III, L.P. and 18,997 shares held by Versant Side Fund III, L.P. Brian G. Atwood, Ross A. Jaffe, M.D., Camille D. Samuels, Kevin J. Wasserstein, Samuel D. Colella, Donald B. Milder, Rebecca B. Robertson, Bradley J. Bolzon, Ph.D., William J. Link, Ph.D., Charles M. Warden, Barbara N. Lubash and Robin Praeger, as managing directors of Versant Ventures III, LLC, share voting and investment authority over the shares held by Versant Venture Capital III, L.P. and Versant Side Fund III, L.P.
(4)	Includes 2,377,881 shares held by KPCB Pandemic and Bio Defense Fund, LLC and 14,145 shares held by KPCB PBD Founders Fund, LLC. The managing member of both the KPCB Pandemic and Bio Defense Fund, LLC and the KPCB PBD Founders Fund, LLC, or the KPCB Funds, is KPCB PBD Associates, LLC. Brook H. Byers, L. John Doerr, Joseph Lacob, Raymond J. Lane and Theodore E. Schlein, the managers of KPCB PBD Associates, LLC, or the Managers, exercise shared voting and dispositive control over the shares held by the KPCB Funds. The voting and dispositive control over the shares held by the KPCB Funds is shared by the five individual Managers, none of whom has veto power. Any decision with respect to voting or investment of any shares held by the KPCB Funds requires at least a majority of the five Managers. The shares are held for convenience in the name of “KPCB Holdings, Inc. as nominee,” for the accounts of the individual Managers and other individuals and entities that each exercises its own voting and dispositive control over the shares for its own account. KPCB Holdings, Inc. has no voting, dispositive or pecuniary interest in any such shares.
(5)	Includes 2,032,600 shares held by Prism Venture Partners V, L.P. and 925,630 shares held by Prism Venture Partners V-A, L.P. James A. Counihan, Brendan O’Leary and Steven J. Benson share voting and investment authority over the shares held by Prism Venture Partners V, L.P. and Prism Venture Partners V-A, L.P.
(6)	Includes the shares of capital stock held by InterWest Partners IX, LP and 32,302 shares that Ms. Kjellson has the right to acquire from us within 60 days of March 15, 2012 pursuant to the exercise of stock options. Harvey B. Cash, Bruce A. Cleveland, Christopher B. Ehrlich, Philip T. Gianos, W. Stephen Holmes, Ms. Kjellson, Gilbert H. Kliman, Khaled A. Nasr, Arnold L. Oronsky, Douglas A. Pepper, and Thomas L. Rosch share voting and investment authority over the shares held by InterWest Partners IX, LP. Ms. Kjellson disclaims beneficial ownership of the shares held by InterWest Partners IX, LP, except to the extent of her proportionate pecuniary interest in these shares.
(7)

Includes the shares of capital stock held by Versant Venture Capital III, L.P. and Versant Side Fund III, L.P. and 32,302 shares that Mr. Atwood has the right to acquire from us within 60 days of March 15, 2012 pursuant to the exercise of stock options. Brian G. Atwood, Ross A. Jaffe, M.D., Camille D. Samuels, Kevin J. Wasserstein, Samuel D. Colella, Donald B. Milder, Rebecca B. Robertson, Bradley J. Bolzon, Ph.D.,

William J. Link, Ph.D., Charles M. Warden, Barbara N. Lubash and Robin Praeger, as managing directors of Versant Ventures III, LLC, share voting and investment authority over the shares held by Versant Venture Capital III, L.P. and Versant Side Fund III, L.P. Mr. Atwood disclaims beneficial ownership of the shares held by Versant Venture Capital III, L.P. and Versant Side Fund III, L.P., except to the extent of his proportionate pecuniary interest in these shares.
(8)	Includes the shares of capital stock held by Prism Venture Partners V, L.P. and Prism Venture Partners V-A, L.P. and 33,635 shares that Dr. O’Leary has the right to acquire from us within 60 days of March 15, 2012 pursuant to the exercise of stock options. James A. Counihan, Brendan O’Leary and Steven J. Benson share voting and investment authority over the shares held by Prism Venture Partners V, L.P. and Prism Venture Partners V-A, L.P. Dr. O’Leary disclaims beneficial ownership of the shares held by Prism Venture Partners V, L., except to the extent of his pro rata interest in these shares.
(9)	Includes 411,696 shares that Dr. Stein has the right to acquire from us within 60 days of March 15, 2012 pursuant to the exercise of stock options and 171,995 shares held by the Jeff Stein and Catherine Naughton Revocable Trust. Dr. Stein is a venture partner with Sofinnova Ventures, but does not exercise voting and investment authority over the shares held by Sofinnova Venture Partners VII, L.P.
(10)	Includes 141,746 shares that Dr. Finn has the right to acquire from us within 60 days of March 15, 2012 pursuant to the exercise of stock options, 970 unvested shares of which are subject to a right of repurchase in our favor as of May 14, 2012 and 974 shares of common stock held by Dr. Finn and 171,860 shares of common stock held by the John and Deborah Finn Trust.
(11)	Includes 104,439 shares held by Mr. Schmid and 95,398 shares that Mr. Schmid has the right to acquire from us within 60 days of March 15, 2012 pursuant to the exercise of stock options, 970 unvested shares of which are subject to a right of repurchase in our favor as of May 14, 2012.
(12)	Includes 91,778 shares of common stock held by the Philippe and Maria Prokocimer Family Trust and 9,499 shares held by Dr. Prokocimer, and 53,306 shares that Dr. Prokocimer has the right to acquire from us within 60 days of March 15, 2012 pursuant to the exercise of stock options.
(13)	Includes 106,081 shares held by the David S. & Susan O. Kabakoff Family Trust, 34,500 shares that Dr. Kabakoff has the right to acquire from us within 60 days of March 15, 2012 pursuant to the exercise of stock options, and 5,285 shares held by Strategy Advisors, LLC Defined Benefit Plan. Dr. Kabakoff is an executive in residence with Sofinnova Ventures, but does not exercise voting and investment authority over the shares held by Sofinnova Venture Partners VII, L.P.
(14)	Includes 113,128 shares of capital stock held by Sofinnova Venture Partners VII, L.P. and 32,302 shares that Dr. Powell has the right to acquire from us within 60 days of March 15, 2012 pursuant to the exercise of stock options. Dr. Powell, Dr. James I. Healy and Eric Buatois as managing general partners of Sofinnova Management VII, LLC, the general partner of Sofinnova Venture Partners VII, L.P., share voting and investment authority over the shares held by Sofinnova Venture Partners VII, L.P. Dr. Powell disclaims beneficial ownership of the shares held by Sofinnova Venture Partners VII, L.P., except to the extent of his proportionate pecuniary interest in these shares.
(15)	Includes 386 shares held by Mr. Thompson, and 53,750 shares that Mr. Thompson has the right to acquire from us within 60 days of March 15, 2012 pursuant to the exercise of stock options.
(16)	Includes 12,114 shares held by the Karin Eastham Defined Benefit Plan, 40,441 shares that Ms. Eastham has the right to acquire from us within 60 days of March 15, 2012 pursuant to the exercise of stock options, 6,541 unvested shares of which are subject to a right of repurchase in our favor as of May 14, 2012.
(17)	Includes 11,270 shares held by the 2005 Truex Family Trust u/d/t April 20, 2005 and 35,403 shares that Mr. Truex has the right to acquire from us within 60 days of March 15, 2012 pursuant to the exercise of stock options.
(18)	Includes 38,116 shares that Mr. Schroeder has the right to acquire from us within 60 days of March 15, 2012 pursuant to the exercise of stock options, 5,984 unvested shares of which are subject to a right of repurchase in our favor as of May 14, 2012.
(19)	Includes 32,302 shares that Dr. Stack has the right to acquire from us within 60 days of March 15, 2012 pursuant to the exercise of stock options. Dr. Stack is a partner with Kleiner Perkins Caufield & Byers, but does not share voting and investment authority over the shares held by KPCB Holdings, Inc., as nominee.
(20)	Includes 1,185,161 shares subject to options that will be exercisable within 60 days of March 15, 2012 pursuant to the exercise of stock options, 14,465 unvested shares of which are subject to a right of repurchase in our favor as of May 14, 2012.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes securities available under our equity compensation plans as of December 31, 2011:

	Number of Securities to be Issued Upon Exercise of Outstanding Options and Awards		Weighted Average Exercise Price of Outstanding Options and Awards	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders:
2006 Equity Incentive Plan	839,045	(1)	$1.41	—
2010 Equity Incentive Plan	1,573,544	(1)	$4.48	1,584,844
2010 Non-Employee Directors’ Stock Option Plan	138,000	(1)	$7.52	186,000
2010 Employee Stock Purchase Plan	—			529,159
Equity compensation plans not approved by security holders:
None

(1)	All shares issuable upon exercise of options.

2006 Plan. During 2006, the Company adopted an equity compensation plan, the 2006 Equity Incentive Plan, or the 2006 Plan, for eligible employees, officers, directors, advisors and consultants. The 2006 Plan provided for the grant of up to 1,588,495 incentive and nonstatutory stock options. The terms of the stock option agreements, including vesting requirements, were determined by the Board of Directors, subject to the provisions of the 2006 Plan. Options granted under the 2006 Plan generally vest over four years and are exercisable after they have been granted and up to ten years from the date of grant. The exercise price of the incentive stock options must equal at least the fair market value of the stock on the date of grant. If an optionholder exercises an option prior to the vesting of such option, we have the right, in the event of termination of employment, to repurchase unvested shares issued under the 2006 Plan at the original issue price. In connection with our initial public offering, our 2010 Equity Incentive Plan, or 2010 Plan, our 2010 Non-Employee Directors’ Stock Option Plan, or 2010 Directors’ Plan, and our 2010 Employee Stock Purchase Plan, or 2010 Purchase Plan, became effective immediately upon the signing of the underwriting agreement for our initial public offering.

2010 Plan. The 2010 Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance-based stock awards, and other forms of equity compensation, or collectively, stock awards. In addition, the 2010 Plan provides for the grant of performance cash awards. The aggregate number of shares of common stock that may be issued initially pursuant to stock awards under the 2010 Plan is 2,400,000 shares, plus the shares that remained available for future issuance under the 2006 Plan as of the effective date of the 2010 Plan. In addition, the number of shares of common stock reserved for issuance will automatically increase (i) on January 1 of each calendar year, from January 1, 2011 through January 1, 2020, by the least of (a) 3% of the total number of shares of the Company’s common stock outstanding on December 31 of the preceding calendar year, (b) 800,000 shares, or (c) a number determined by the Company’s Board of Directors that is less than (a) or (b) and (ii) from time to time by shares that are issuable pursuant to options granted under the 2006 Plan that were outstanding as of the effective date of the 2010 Plan that are forfeited or expire after the effective date of the 2010 Plan. The exercise price for an incentive or a nonstatutory stock option cannot be less than 100% of the fair market value of the Company’s common stock on the date of grant. Options granted will generally vest over a four-year period and the term can be up to ten years. As of December 31, 2011, there were 1,584,844 shares available for future grants under the 2010 Plan. On January 1, 2011 and 2012, the number of shares of common stock reserved for issuance under our 2010 Plan was automatically increased by 709,459 and 800,000 shares, respectively.

2010 Directors’ Plan. The 2010 Directors’ Plan provides for the automatic grant of nonstatutory stock options to purchase shares of the Company’s common stock to the Company’s non-employee directors and will terminate at the discretion of the Company’s Board of Directors. An aggregate of 300,000 shares of the Company’s common stock were initially reserved for issuance under the 2010 Directors’ Plan. This amount will be increased annually on January 1, from 2011 until 2020, by the lesser of the aggregate number of shares of the Company’s common stock subject to options granted as initial grants and annual grants under the 2010 Directors’ Plan during the immediately preceding year or 150,000 shares. However, the Company’s Board of Directors will have the authority to designate a lesser number of shares by which the authorized number of shares of the Company’s common stock will be increased. The exercise price of the options granted under the 2010 Directors’ Plan will be equal to 100% of the fair market value of the Company’s common stock on the date of grant with initial grants vesting in equal monthly installments over three years after the date of grant and annual grants vesting in equal monthly installments over 12 months after the date of grant. The term of these stock options can be up to ten years. As of December 31, 2011, there were 186,000 shares available for future grants under the 2010 Directors’ Plan. On January 1, 2011 and 2012, the number of shares of common stock reserved for issuance under our 2010 Directors’ Plan was automatically increased by 24,000 and 114,000 shares, respectively.

2010 Purchase Plan. The 2010 Purchase Plan authorizes the issuance of 500,000 shares of the Company’s common stock pursuant to purchase rights granted to the Company’s employees. The number of shares of the Company’s common stock reserved for issuance will automatically increase on January 1 of each calendar year, from January 1, 2011 through January 1, 2020, by the least of (a) 1% of the total number of shares of the Company’s common stock outstanding on December 31 of the preceding calendar year, (b) 250,000 shares or (c) a number determined by the Company’s Board of Directors that is less than (a) or (b). The 2010 Purchase Plan is implemented through a series of offerings of purchase rights to eligible employees. Under the 2010 Purchase Plan, the Company may specify offerings with a duration of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of the Company’s common stock will be purchased for employees participating in the offering. An offering may be terminated under certain circumstances. Generally, all regular employees, including executive officers, employed by the Company may participate in the 2010 Purchase Plan and may contribute up to 15% of their earnings, subject to certain limitations, for the purchase of the Company’s common stock under the 2010 Purchase Plan. Unless otherwise determined by the Company’s Board of Directors, common stock will be purchased for accounts of employees participating in the 2010 Purchase Plan at a price per share equal to the lower of (a) 85% of the fair market value of a share of the Company’s common stock on the first date of an offering or (b) 85% of the fair market value of a share of the Company’s common stock on the date of purchase. As of December 31, 2011, there were 529,159 shares available for future sale under the 2010 Purchase Plan. On January 1, 2011, the number of shares of common stock reserved for issuance under our 2010 Purchase Plan was automatically increased by 236,486 shares. On January 1, 2012, the Board of Directors elected not to automatically increase the number of shares of common stock reserved for issuance under the 2010 Purchase Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2011, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

NON-EMPLOYEE DIRECTOR COMPENSATION

The following table sets forth in summary form information concerning the compensation that we paid or awarded during the year ended December 31, 2011 to each of our non-employee directors:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)(3)(4)	Total ($)
David S. Kabakoff, Ph.D.	$82,000	$107,623	$189,623
Brian G. Atwood	$42,000	$59,399	$101,399
Karin Eastham	$50,000	$88,369	$138,369
Nina Kjellson	$46,000	$59,399	$105,399
Brendan O’Leary, Ph.D.	$34,000	$56,904	$90,904
Michael Powell, Ph.D.	$42,000	$59,399	$101,399
Theodore R. Schroeder	$38,000	$84,166	$122,166
Risa Stack, Ph.D.	$34,000	$69,820	$103,820
Paul Truex	$38,000	$71,751	$109,751

(1)	Amounts shown in this column do not reflect dollar amounts actually received by our non-employee directors. Instead, these amounts reflect the dollar amount recognized for financial statement reporting purposes for the referenced fiscal year, in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are discussed in our Annual Report on Form 10-K for the year ended December 31, 2011 in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 10, Stock-Based Compensation, of the Notes to our Financial Statements. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
(2)	The aggregate number of shares subject to each director’s outstanding option awards as of December 31, 2011 was as follows: Dr. Kabakoff, 36,000 shares; Mr. Atwood, 33,302 shares; Ms. Eastham, 41,441 shares; Ms. Kjellson, 33,302 shares; Dr. O’Leary, 45,302 shares; Dr. Powell, 33,302 shares; Mr. Schroeder, 39,116 shares; Dr. Stack, 33,302 shares; Mr. Truex, 36,403 shares.
(3)	The full grant date fair value of the option awards shown above that were granted during fiscal 2011 is as follows: Dr. Kabakoff, $90,824; Mr. Atwood, $60,550; Ms. Eastham, $60,550; Ms. Kjellson, $60,550; Dr. O’Leary, $60,550; Dr. Powell, $60,550; Mr. Schroeder, $60,550; Dr. Stack, $60,550; Mr. Truex, $60,550.
(4)	Option awards vest in equal installments on a monthly basis over three years for initial stock option awards or chairperson initial stock option awards and over one year for annual stock option awards and chairperson annual stock option awards.

We have reimbursed and will continue to reimburse our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our Board of Directors and committees of the Board of Directors.

In November 2009, our Board of Directors adopted a compensation program for our non-employee directors, or the Non-Employee Director Compensation Policy. The Non-Employee Director Compensation Policy was effective for all of our non-employee directors on the effective date of our initial public offering in August 2010. Pursuant to the Non-Employee Director Compensation Policy, each member of our Board of Directors who is not our employee receives the following cash compensation for Board of Director services, as applicable:

•	$30,000 per year for service as a Board of Director member, payable quarterly;

•

$12,000 per year for service as a member of the Audit Committee, $8,000 per year for service as a member of the Compensation Committee and $4,000 per year for service as a member of the corporate governance and nominating committee, each payable quarterly;

•	an additional $36,000 per year for service as Chairman of the Board, payable quarterly; and

•

an additional $8,000 per year for service as chair of the Audit Committee, an additional $4,000 per year for service as chair of the Compensation Committee and an additional $4,000 per year for service as chair of the Nominating and Corporate Governance Committee, payable quarterly.

In addition, our non-employee directors receive initial and annual automatic, non-discretionary grants of nonqualified stock options under the terms and provisions of our 2010 Directors’ Plan.

Each new non-employee director joining our Board of Directors is automatically granted a non-statutory stock option to purchase 24,000 shares of common stock with an exercise price equal to the then fair market value of our common stock under our 2010 Directors’ Plan. On the date of each annual meeting of our stockholders, each non-employee director is also automatically granted a non-statutory stock option to purchase 12,000 shares of our common stock on that date with an exercise price equal to the then fair market value of our common stock under our 2010 Directors’ Plan.

In addition to the initial and annual grants, any person who becomes a chairperson of our Board of Directors is automatically granted a non-statutory stock option to purchase 12,000 shares of our common stock, upon his or her election as chairperson of our Board of Directors with an exercise price equal to the then fair market value of our common stock under our 2010 Directors’ Plan. Any person who is a chairperson of our Board of Directors on the date of each annual meeting of our stockholders is also automatically granted a non-statutory stock option to purchase 6,000 shares of our common stock on that date with an exercise price equal to the then fair market value of our common stock under our 2010 Directors’ Plan.

Initial grants and chairperson initial grants vest monthly over three years and annual grants and chairperson annual grants vest in twelve equal monthly installments. All stock options granted under our 2010 Directors’ Plan have a term of ten years and vesting automatically accelerates upon the closing of a change in control transaction.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices with respect to our Chief Executive Officer, Chief Financial Officer and the other three most highly-compensated executive officers, or the named executive officers. Our Board of Directors has delegated responsibility for creating and reviewing the compensation of our executive officers to the Compensation Committee of our Board of Directors, which is composed entirely of independent directors. The role of the Compensation Committee is to oversee our compensation and benefit plans and policies, to administer our equity incentive plans and to review and make recommendations to our Board of Directors, generally on an annual basis, regarding all compensation decisions for our executive officers.

Compensation Objectives

We believe in providing a competitive total compensation package to our executive management team through a combination of base salary, annual cash bonuses, grants under our long-term equity incentive compensation plan, severance and change of control benefits and broad-based benefits programs. Our executive compensation programs are designed to achieve the following objectives:

•	Attract and retain talented and experienced executives;

•	Motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	Align the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value and rewarding executive officers when stockholder value increases;

•	Provide a competitive compensation package in which total compensation is primarily determined by company and individual results and the creation of stockholder value;

•	Ensure fairness among the executive management team by recognizing the contributions each executive makes to our success; and

•	Compensate our executives to manage our business to meet our long-term objectives.

More generally, we believe it is important that our executive compensation programs place significant emphasis on pay-for-performance and encourage the achievement of both near-term and long-term objectives in a way that is aligned with the interests of our stockholders. For that reason, our executive compensation can be highly variable, and is heavily influenced by our achievement of corporate goals and the performance of our stock price over time. For example, cash bonus awards to our named executive officers are determined primarily based on our achievement of corporate goals for the applicable year. With respect to equity-based compensation, because we rely on stock options with time based vesting, and not restricted stock, our named executive officers will only benefit from these equity-based awards if our stock price increases over an extended period following the date of the award. Overall, we believe our cash and equity-based compensation programs provide appropriate incentives for the achievement of both near-term and long-term business objectives.

In addition, the Compensation Committee evaluates both performance and compensation to make sure that the compensation provided to executives remains competitive as compared to compensation paid by companies of similar size and stage of development operating in the pharmaceutical industry, taking into account our relative performance and our own strategic objectives.

Setting Executive Compensation

Since its establishment in March 2009, our Compensation Committee has been responsible for reviewing and making recommendations to our Board of Directors regarding the compensation to be paid to our executive officers. Prior to the formation of the Compensation Committee, the full Board of Directors was responsible for reviewing the compensation paid to our executive officers. Historically, our Compensation Committee and Board of Directors have conducted an annual review of the aggregate level of our executive compensation, as well as the mix of elements used to compensate our executive officers.

When setting executive compensation, our Compensation Committee and Board of Directors consider our overall company performance, including our progress towards our research and development goals. They also consider compensation paid by similarly situated biotechnology companies. As part of this process, our Compensation Committee conducts an annual review of the aggregate level of our executive compensation, as well as the mix of elements used to compensate our executive officers.

Compensation Benchmarking and Peer Group

Prior to becoming a public company in 2010, our understanding of compensation paid by similarly situated biotechnology companies was based primarily on the extensive experience of the members on our Board of Directors and Compensation Committee at that time that were affiliated with venture investment firms, many of whom sat on the boards of directors of portfolio companies in the life sciences and healthcare fields in San Diego and throughout the United States. To a lesser extent, we also used widely available surveys of executive compensation paid by life science companies conducted by third-party providers, such as the Radford Life Sciences survey and the Biotech Education Development Coalition compensation and benefits survey of approximately 90 public and private life science companies in San Diego. Although our Board of Directors and Compensation Committee used this survey data as a tool in determining executive compensation, they typically applied their subjective discretion to make compensation decisions and did not benchmark our executive compensation against any particular group of companies or use a formula to set our executives’ compensation in relation to this survey data.

In 2010, our Compensation Committee retained the services of Radford, an independent executive compensation consultant, to review and provide comparative data on the base salary, bonus, equity compensation and total direct compensation of our executive officers as compared against 18 similar peer group public biotechnology companies at similar stages of clinical development, with generally fewer than 100 employees, with market capitalizations of between $40 million to $300 million, and located on the west coast who participated in the Radford Life Sciences survey. Radford was retained by and reported directly to our Compensation Committee and did not provide any other services to the Company.

The companies in the peer group were as follows:

• ACADIA Pharmaceuticals, Inc.	• Ligand Pharmaceuticals Inc.
• Alexza Pharmaceuticals, Inc.	• MAP Pharmaceuticals, Inc.
• Anadys Pharmaceuticals, Inc.	• MediciNova, Inc.
• Anthera Pharmaceuticals, Inc.	• Omeros Corporation
• Ardea Biosciences, Inc.	• OncoGenex Pharmaceuticals, Inc.
• Cadence Pharmaceuticals, Inc.	• Oncothyreon Inc.
• Cypress Bioscience, Inc.	• Optimer Pharmaceuticals Inc.
• CytRx Oncology Corporation	• Orexigen Therapeutics, Inc.
• Halozyme Therapeutics, Inc.	• Telik Inc.

The assessment provided by Radford indicated that our historical executive compensation levels were at or below the 25th percentile of our identified peer group in both cash and equity compensation. In recommending executive compensation levels for the remainder of 2010 and 2011, our Compensation Committee sought to adjust base salaries and grant cash and equity awards to realign the overall cash and equity compensation of our named executive officers with current market levels after taking into account individual responsibilities, performance and experience. As recommended by Radford and our Compensation Committee, the adjustments to base salaries, stock option grants and incentive cash bonuses approved by our Board of Directors in November 2010 were designed to increase our executive compensation levels to between the 25th and 50th percentiles of our identified peer group for base salary and total cash compensation and increase long-term compensation levels to between the 60th and 75th percentiles of our identified peer group for the remainder of 2010 and 2011, with the overall goal of transitioning all elements of compensation to target the 50th percentile of our identified peer group over 2011 and 2012.

In January 2012, our Compensation Committee, with the assistance of Radford, reviewed our peer group for purposes of setting 2012 compensation, and approved the following companies as our 2012 peer group:

• Affymax, Inc.	• MAP Pharmaceuticals, Inc.
• Anacor Pharmaceuticals, Inc.	• Neurocrine Biosciences, Inc.
• Anthera Pharmaceuticals, Inc.	• Omeros Corporation
• Ardea Biosciences, Inc.	• OncoGenex Pharmaceuticals, Inc.
• ArQule, Inc.	• Oncothyreon Inc.
• Astex Pharmaceuticals, Inc.	• Osiris Therapeutics, Inc.
• Depomed, Inc.	• Vanda Pharmaceuticals Inc.
• Dynavax Technologies Corporation	• Vical Incorporated
• Infinity Pharmaceuticals, Inc.	• ZIOPHARM Oncology, Inc.
• Ligand Pharmaceuticals Inc.

The 2012 peer group is comprised of 19 public biotechnology companies at similar stages of clinical development, with generally fewer than 100 employees, with market capitalizations of between $100 million to $600 million, that are located on the west coast and in other biotechnology hubs, and who participated in the Radford Life Sciences survey.

Noting the goal of transitioning all elements of compensation to target the 50th percentile of our identified peer group by the end of 2012, the Compensation Committee set 2012 base salary, total cash compensation and long-term compensation for our executive officers with the goal of targeting overall compensation at the 50th percentile of our 2012 peer group.

Our Compensation Committee generally believes that gathering appropriate benchmark information is an important part of our compensation-related decision-making process and while this exercise does not perfectly capture all the unique aspects of our business, it typically provides a solid foundation upon which to base executive compensation decisions. In addition, our Compensation Committee continues to consider performance, the changing roles and responsibilities of our executive officers and the expected future contributions of our executive officers, and has typically taken into account advice from other independent members of our Board of Directors.

Role of Chief Executive Officer in Compensation Decisions

Our Chief Executive Officer typically evaluates the performance of other executive officers and employees on an annual basis and makes recommendations to the Compensation Committee with respect to annual salary adjustments, bonuses and annual stock option grants. Our Compensation Committee exercises its own discretion in recommending salary adjustments and discretionary cash and equity-based awards for all executive officers to our Board of Directors. Our Chief Executive Officer is not present during deliberations or voting with respect to compensation for the Chief Executive Officer.

Elements of Executive Compensation

The compensation program for our executive officers consists principally of base salary, annual cash incentive compensation and long-term compensation in the form of stock options as well as severance protection through an executive severance benefit plan. Our compensation program has been weighted toward long-term compensation as opposed to short-term or cash-based compensation. If we achieve our corporate goals, we expect the equity awards held by our executives to be the major component of overall compensation. As discussed in more detail below, base salary is based primarily on market factors and annual cash incentive compensation is generally a performance-based cash bonus that is a percentage of base salary. The amount of cash compensation and the amount of equity awards granted to our executives are both considered in determining total compensation for our executive officers.

Base Salary. Base salaries for our executives are established based on the scope of their responsibilities and individual experience. Base salaries are reviewed annually, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with our targets within our peer group, after taking into account individual responsibilities, performance and experience. The Compensation Committee does not apply specific formulas to determine increases, although it has generally awarded increases as a percentage of an executive officer’s then current base salary.

As a result of our initial public offering process, our Compensation Committee delayed its annual performance review for 2009 until November 2010. Based upon the Compensation Committee’s determination of the performance of our executive officers, individually and as a group, and our overall success, in November 2010, our Compensation Committee approved base salary adjustments for each of our executive officers, which were effective as of November 9, 2010. The adjusted 2010-2011 base salaries approved by the Compensation Committee for each executive officer were as follows:

Name	Base Salary
Jeffrey Stein, Ph.D.	$410,000
John P. Schmid	$275,000
Philippe Prokocimer, Ph.D.	$330,000
Kenneth Bartizal, Ph.D.	$290,000
John Finn, Ph.D.	$285,000

In March 2012, in connection with our annual performance review process, our Board of Directors, based on the recommendation of our Compensation Committee, approved increases in base salary for our executive officers, effective as of March 1, 2012. The following table sets forth 2012 base salaries for our executive officers.

Name	Base Salary
Jeffrey Stein, Ph.D.	$431,000
Philippe Prokocimer, Ph.D.	$350,000
Kenneth Bartizal, Ph.D.	$305,000
John P. Schmid	$305,000
John Finn, Ph.D.	$305,000
J. Craig Thompson	$305,000

Annual Cash Incentive Compensation. In addition to base salaries, we believe that performance-based cash bonuses play an important role in providing appropriate incentives to our executives to achieve our strategic objectives. As part of our annual performance reviews, the Compensation Committee reviews and determines each executive officer’s overall performance and our performance generally. Final determinations as to bonus levels are based on the Compensation Committee’s assessment as to the overall performance of our company against established corporate goals and on the executive officer’s individual performance.

In March 2012, our Board of Directors, based on the recommendation of our Compensation Committee, approved 2011 incentive cash bonus payments based on an assessment of both corporate and individual performance during 2011. The 2011 cash bonuses approved for each of our executive officers were as follows:

Name	2011 Cash Bonus
Jeffrey Stein, Ph.D.	$175,275
Philippe Prokocimer, Ph.D.	$79,406
Ken Bartizal, Ph.D.	$69,781
John P. Schmid	$79,406
John Finn, Ph.D.	$64,125
J. Craig Thompson	$83,738

In determining these bonuses, the Compensation Committee utilized the following target bonus opportunities as a percentage of 2011 base salary and corporate and individual performance weightings for each of our executive officers:

Name	Title	Target Bonus	Corporate	Individual
Jeffrey Stein, Ph.D.	Chief Executive Officer	45%	100%	0%
Philippe Prokocimer, Ph.D.	Chief Medical Officer	25%	75%	25%
Ken Bartizal, Ph.D.	Chief Development Officer	25%	75%	25%
John P. Schmid	Chief Financial Officer	30%	75%	25%
John Finn, Ph.D.	Chief Scientific Officer	25%	75%	25%
J. Craig Thompson	Chief Commercial Officer	30%	75%	25%

In addition, in assessing the 2011 bonuses, the Compensation Committee reviewed the following 2011 corporate performance metrics and associated weightings: complete a partnering and/or financing transaction sufficient to support the 113 Phase 3 trial (40%); initiate our 113 Phase 3 trial under a special protocol assessment (10%); obtain positive data from our Phase 1 lung study (20%); submit an eIND for a GyrB compound (15%); advance DTRA compound to optimization (5%); and stay on or ahead of our 2011 financial plan and finish fiscal 2011 with greater than $8 million of cash (10%). Based on its review, the Compensation Committee approved an overall corporate performance achievement of 95%. Individual performance determinations were based on a subjective assessment of each executive officer’s performance of their particular duties over the course of the year and their contributions to the overall achievement of the corporate performance metrics.

Also in March 2012, our Board of Directors, based on the recommendation of our Compensation Committee, approved our 2012 Executive Bonus Plan, or 2012 Bonus Plan. Under the 2012 Bonus Plan, our executives are provided with the opportunity to earn bonus payments conditioned upon the achievement of specified corporate and individual goals. Under the 2012 Bonus Plan, each individual is assigned a target bonus opportunity, calculated as a percentage of that individual’s 2012 base salary, based on the person’s role and title in the company. In addition, the payout for all of our officers is calculated based on our achievement of corporate and individual goals during 2012, with each officer being assigned a corporate and individual goal weighting.

Under the 2012 Bonus Plan, the target bonus opportunity as a percentage of 2012 base salary and corporate and individual goal weighting for each of our executive officers is as follows:

Name	Title	Target Bonus	Corporate	Individual
Jeffrey Stein, Ph.D.	Chief Executive Officer	65%	100%	0%
Philippe Prokocimer, Ph.D.	Chief Medical Officer	40%	75%	25%
Ken Bartizal, Ph.D.	Chief Development Officer	40%	75%	25%
John P. Schmid	Chief Financial Officer	40%	75%	25%
John Finn, Ph.D.	Chief Scientific Officer	40%	75%	25%
J. Craig Thompson	Chief Commercial Officer	40%	75%	25%

The details of our 2012 corporate goals are as follows:

Corporate Goal	Weighting
Complete enrollment of 113 Phase 3 study and initiate all supportive studies for planned 2013 NDA filing	40%
Support tedizolid development, indication expansion and commercialization through appropriate financing and/or partnering activities	35%
Complete all IND enabling studies for Gyrase B clinical candidate	15%
Stay on or ahead of 2012 financial plan	10%

Achievement of individual goals for 2012 will be based on a subjective assessment of each executive officer’s performance of their particular duties over the course of the year and their contributions to the overall achievement of the corporate goals.

Long-term Incentive Program. We believe that by providing our executives the opportunity to increase their ownership of our stock, the best interests of stockholders and executives will be more aligned and we will encourage long-term performance. The stock awards enable our executive officers to benefit from the appreciation of stockholder value, while personally participating in the risks of business setbacks. Our equity benefit plans have provided our executive officers the primary means to acquire equity or equity-linked interests in Trius.

We grant equity awards primarily through our 2010 Equity Incentive Plan, or 2010 Plan, which was adopted by our Board of Directors and stockholders to permit the grant of stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards and other stock awards to our officers, directors, employees and consultants. The material terms of our 2010 Plan are further described under “Employee Benefit Plans” below.

In November 2010, the Compensation Committee approved the grant of stock options under our 2010 Plan to our executive officers in the amounts indicated below:

Name	Base Stock Option	One-Time Stock Option
Jeffrey Stein, Ph.D.	170,000	30,000
John P. Schmid	40,000	35,000
Philippe Prokocimer, Ph.D.	40,000	10,000
Kenneth Bartizal, Ph.D.	30,000	10,000
John Finn, Ph.D.	40,000	10,000

The stock options granted to each executive officer consisted of a base stock option grant and a one-time stock option grant. In determining the base stock option grants, our Compensation Committee sought to set the overall equity compensation of our executive officers to be consistent with our transition philosophy for 2010 and 2011 of targeting between the 60th and 75th percentiles of our 2011 peer group after taking into account individual responsibilities, performance and experience, and are intended to provide additional long-term retention incentive for the continuation of service of our executive officers. The one-time stock option grants were provided in recognition of extraordinary services to our company and are subject to a shorter vesting schedule than the base stock options.

In January 2011, in connection with the commencement of his employment, our Board of Directors, based on the recommendation the Compensation Committee approved the grant of a stock option covering 150,000 shares to J. Craig Thompson. In determining this option grant, the Compensation Committee took into account individual responsibilities, performance and experience, and the intention to provide additional long-term retention incentive for the continuation of service.

In March 2012, our Board of Directors, based on the recommendation of our Compensation Committee, approved the grant of stock options under our 2010 Plan to our executive officers in the amounts indicated below:

Name	Stock Options
Jeffrey Stein, Ph.D.	250,000
Philippe Prokocimer, Ph.D.	90,000
Ken Bartizal, Ph.D.	75,000
John P. Schmid	85,000
John Finn, Ph.D.	95,000
J. Craig Thompson	90,000

In determining the stock option grants, our Compensation Committee sought to set the equity compensation of our executive officers to be consistent with our philosophy of targeting our total executive compensation at the 50th percentile of our identified peer group, after taking into account individual responsibilities, performance and experience, and are intended to provide additional long-term retention incentive for the continuation of service of our executive officers.

The exercise price of equity awards to our employees, consultants and directors is set at the closing price of our common stock as reported on NASDAQ on the date of grant of each award.

In general, option grants made in connection with commencement of employment vest over four years, with one quarter of the shares subject to the stock option vesting on the one-year anniversary of the vesting commencement date and the remaining shares vesting in equal monthly installments thereafter over three years, and option grants made in connection with our annual performance review process vest in equal monthly installments over four years. All of our stock options granted prior to our initial public offering, with the exception of stock options held by Dr. Stein, are exercisable at any time but, if exercised, are subject to a lapsing right of repurchase until fully vested. None of our stock options granted after our initial public offering are exercisable prior to the date they are fully vested. All options have a 10-year term. Additional information regarding accelerated vesting prior to, upon or following a change in control is discussed below under “Post Employment Compensation.” We do not have any program, plan or obligation that requires us to grant equity compensation on specified dates and we have not made equity grants in connection with the release or withholding of material non-public information. Equity grants to executive officers are recommended by our Compensation Committee to the full Board. In making that recommendation to the full Board, our Compensation Committee considers the recommendations of our Chief Executive Officer for officers other than himself.

Severance and Change in Control Benefits. Our named executive officers, who are designated below under “Summary Compensation Table,” are entitled to certain severance and change in control benefits, the terms of which are described below under “Post Employment Compensation.” We believe these severance and change in control benefits are an essential element of our overall executive compensation package and assist us in recruiting and retaining talented individuals and aligning the executives’ interests with the best interests of the stockholders.

Other Compensation. In addition, consistent with our compensation philosophy, we intend to continue to maintain the current benefits for our executive officers, which are also available to all of our other employees; however, our Compensation Committee, in its discretion, may in the future revise, amend or add to the benefits of any executive officer if it deems it advisable.

Deductibility of Compensation under Section 162(m). Section 162(m) of the Code limits our deduction for federal income tax purposes to not more than $1.0 million of compensation paid to certain executive officers in a calendar year. Compensation above $1.0 million may be deducted if it is “performance-based compensation.” The Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to our executive officers will be designed to qualify as “performance-based compensation.” To maintain flexibility in compensating our executive officers in a manner designed to promote our objectives, the Compensation Committee has not adopted a policy that requires all compensation to be deductible. However, the Compensation Committee intends to evaluate the effects of the compensation limits of Section 162(m) on any compensation it proposes to grant, and the Compensation Committee intends to provide future compensation in a manner consistent with the best interests of our stockholders.

Summary Compensation Table

The following table provides information regarding the compensation earned during the years ended December 31, 2011, 2010 and 2009 by our Chief Executive Officer, Chief Financial Officer and our other three most highly-compensated executive officers, who we collectively refer to as our “named executive officers” elsewhere in this proxy statement.

Name and Principal Position	Year	Salary	Bonus		Option Awards(1)	Other		Total
Jeffrey Stein, Ph.D.	2011	$410,000	$175,275	(5)	$230,256	$1,888	(3)	$817,419
President and Chief Executive Officer	2010	$320,817	$182,000	(2)	$222,482	$450	(3)	$725,749
	2009	$315,000	$—		$260,848	$—		$575,848

John P. Schmid	2011	$275,000	$79,406	(5)	$120,015	$630	(3)	$475,051
Chief Financial Officer	2010	$253,125	$100,000	(2)	$51,636	$—		$404,761
	2009	$250,000	$—		$47,608	$—		$297,608

John Finn, Ph.D.	2011	$285,000	$64,125	(5)	$84,776	$653	(3)	$434,554
Chief Scientific Officer	2010	$271,875	$91,000	(2)	$55,223	$—		$418,098
	2009	$270,000	$—		$60,316	$—		$330,316

Philippe Prokocimer, M.D.	2011	$330,000	$79,406	(5)	$57,898	$687	(3)	$467,991
Chief Medical Officer	2010	$321,250	$80,000	(2)	$27,173	$—		$428,423
	2009	$305,000	$—		$29,180	$—		$334,180

J. Craig Thompson	2011	$277,917	$133,738	(5)(6)	$104,903	$227,050	(4)	$743,608
Chief Commercial Officer

(1)	Amounts shown in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts represent the aggregate grant date fair value of stock option awards determined in accordance with FASB ASC Topic 718. The valuation assumptions used in determining 2011 and 2010 amounts are described in Management’s Discussion and Analysis of Financial Condition and Results of Operations and Note 10 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. The valuation assumptions used in determining 2009 amounts are described in our Management’s Discussion and Analysis of Financial Condition and Results of Operations and Note 8 to our financial statements, each of which is included in our Registration Statement on Form S-1 originally filed with the SEC on November 6, 2009. Our named executive officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.
(2)	As a result of our initial public offering process, the Compensation Committee delayed the award of discretionary bonuses for 2009. Accordingly, the incentive cash bonuses granted to each of our executive officers in November 2010 consisted of a 2009-10 bonus designed to compensate each executive officer for his or her performance and achievements during 2009 and 2010, and in some cases an additional one-time bonus in recognition of extraordinary services to our Company.
(3)	Represents a tax gross-up on premiums for short-term and long-term disability insurance, and for Dr. Stein, $1,200 represents the payment of a health insurance rebate to employees who were not enrolled in the Company’s group health insurance plan.
(4)	Represents $224,735 paid to Mr. Thompson for relocation expenses, $665 for a tax gross-up on premiums for short-term and long-term disability insurance, and $1,650 represents the payment of a health insurance rebate to employees who were not enrolled in the Company’s group health insurance plan.
(5)	These amounts represent bonuses earned during the 2011 fiscal year. Annual bonuses earned during a fiscal year are paid in the first quarter of the subsequent fiscal year.
(6)	Included in Mr. Thompson’s bonus is a one-time payment of $50,000 which was paid in connection with entering into his employment agreement with the Company in January 2011.

Post Employment Compensation

The amount of compensation payable to each named executive officer upon voluntary termination, involuntary termination without cause, resignation for good reason or termination following a change of control is shown below.

Payments Made Upon Termination

Option Acceleration Under The 2006 Equity Incentive Plan

Under our 2006 Equity Incentive Plan, or 2006 Plan, in the event of a change in control, if the surviving entity determines not to assume, continue or substitute for the then outstanding stock options under our 2006 Plan, the vesting of stock options held by persons whose service with us or our affiliates has not terminated more than three months prior to the effective time of the corporate transition will accelerate in full prior to such transaction and these options will then terminate if not exercised prior to effecting such transaction.

Regardless of the manner in which a named executive officer’s employment terminates, the named executive officer is entitled to receive amounts earned during his term of employment, including salary and unused vacation pay.

Potential Payment Under Executive Severance Benefit Plan

In August 2011, we adopted an Executive Severance Benefit Plan, or the Severance Plan, providing for certain severance and change of control benefits, on terms recommended by the Compensation Committee, to the following executive officers of the Company:

•	Jeffrey Stein, Ph.D., Chief Executive Officer

•	John P. Schmid, Chief Financial Officer

•	John Finn, Ph.D., Chief Scientific Officer

•	Philippe Prokocimer, M.D., Chief Medical Officer

•	Kenneth Bartizal, Ph.D., Chief Development Officer

•	J. Craig Thompson, Chief Commercial Officer

The Severance Plan provides for the payment of certain benefits to each eligible Severance Plan participant upon a termination by the Company without cause or resignation by the Severance Plan participant for good reason, both in connection with a change of control and not in connection with a change of control, and subject to the Severance Plan participant’s effective release of claims and compliance with the other terms of the Severance Plan. In addition, to be eligible for the benefits under the Severance Plan, each participant must timely execute and return a participation agreement, in the form prescribed by the Severance Plan, pursuant to which the participant agrees to be bound by the terms of the Severance Plan. Under the Severance Plan, resignation for good reason is defined as a material reduction in the participant’s compensation, duties, authority or responsibilities, or a relocation of the participant’s place of employment by more than 50 miles without the participant’s written consent, and cause is defined as a repeated failure to satisfactorily perform the participant’s duties after notice and an opportunity to cure such failure, an act that materially injures our business, the commission of a felony or any crime involving fraud, dishonesty or moral turpitude that has inflicted or is likely to inflict a material injury to our business, or a material violation of the participant’s proprietary information and inventions agreement. In addition, a change of control is defined generally as a transaction in which one person or a group acquires stock that, combined with stock previously owned, controls more than 50% of our value or voting power; a merger, consolidation or similar transaction in which the stockholders of the company immediately before the transaction do not own at least 50% of the outstanding securities following such transaction; the majority of the Board of Directors is replaced by persons whose appointment or election is not endorsed by a majority of the board; a complete liquidation or dissolution of the company; or a sale, lease, license or other disposition of all or substantially all of our assets.

The material benefits under the Severance Plan are summarized below:

Benefits payable for a covered termination not involving a change in control

Executive Officer	Cash Payment		Extended Health Plan Benefits(3)	Vesting Acceleration(4)
	Salary(1)	Bonus Payment Eligible
Chief Executive Officer	12 months	Not applicable	12 months	6 months
Chief Financial Officer	6 months	Not applicable	6 months	Not applicable
Chief Scientific Officer	6 months	Not applicable	6 months	Not applicable
Chief Medical Officer	6 months	Not applicable	6 months	Not applicable
Chief Development Officer	6 months	Not applicable	6 months	Not applicable
Chief Commercial Officer	6 months	Not applicable	6 months	6 months

Benefits payable for a covered termination involving a change in control

Executive Officer	Cash Payment		Extended Health Plan Benefits (3)	Vesting Acceleration(4)
	Salary (1)	Bonus Payment Eligible (2)
Chief Executive Officer	18 months	Yes	18 months	100%
Chief Financial Officer	12 months	Yes	12 months	100%
Chief Scientific Officer	12 months	Yes	12 months	100%
Chief Medical Officer	12 months	Yes	12 months	100%
Chief Development Officer	12 months	Yes	12 months	100%
Chief Commercial Officer	12 months	Yes	12 months	100%

(1)	The Severance Plan provides for a lump-sum cash payment that is equal to the specified number of months of the officer’s base salary.
(2)	The Severance Plan provides for a lump-sum cash payment of a pro-rated portion of the officer’s target bonus based upon the amount of time served prior to the covered termination and during the officer’s then-current bonus period.
(3)	The Severance Plan provides for the continuation of the participant’s health, dental and vision plan benefits for the specified number of months following a covered termination and a deferral of COBRA coverage until such time as the extended coverage has terminated.
(4)	The Severance Plan provides for accelerated vesting of certain outstanding unvested stock options for the specified number of monthly vesting installments upon a covered termination.

The Severance Plan supersedes any and all severance and change of control benefits eligible Severance Plan participants are entitled to pursuant to their existing employment agreements and offer letters with the Company and pursuant to any other agreement, plan, policy or practice maintained or entered into by the Company prior to the adoption of the Severance Plan.

The following tables set forth potential payments payable to our named executive officers upon a termination of employment without cause or resignation for good reason or termination of employment without cause or resignation for good reason in connection with a change in control. Our Compensation Committee may in its discretion revise, amend or add to the benefits if it deems advisable. The table below reflects amounts payable to our named executive officers assuming the termination occurred on, and their employment was terminated on, December 31, 2011:

	Upon Termination Without Cause or Resignation for Good Reason—No Change of Control(1)
Name	Salary(2)	Continuation of Medical Benefits(3)	Value of Accelerated Vesting(4)	Total
Jeffrey Stein, Ph.D.	$410,000	$19,083	$2,031,158	$2,460,241
J. Craig Thompson	$145,000	$900	$164,625	$310,525
John P. Schmid	$137,500	$6,254	$—	$143,754
John Finn, Ph.D.	$142,500	$15,228	$—	$157,728
Philippe Prokocimer, M.D	$165,000	$11,466	$—	$176,466

The table below reflects amounts payable to our named executive officers assuming the termination occurred on, and their employment was terminated on, December 31, 2011 and a change of control also occurred on such date:

	Upon Termination Without Cause or Resignation for Good Reason—Change of Control(1)
Name	Salary(2)	Bonus(3)	Continuation of Medical Benefits(4)	Value of Accelerated Vesting(5)	Total
Jeffrey Stein, Ph.D.	$615,000	$184,500	$28,625	$2,624,333	$3,452,458
J. Craig Thompson	$290,000	$84,616	$1,800	$427,500	$803,916
John P. Schmid	$275,000	$82,500	$12,507	$519,038	$889,045
John Finn, Ph.D.	$285,000	$71,250	$30,456	$886,414	$1,273,120
Philippe Prokocimer, M.D	$330,000	$82,500	$22,932	$357,732	$793,164

Grants of Plan-Based Awards

All stock options granted to our named executive officers are incentive stock options, to the extent permissible under the Code. The exercise price per share of each stock option granted to our named executive officers was equal to the fair market value of our common stock as determined in good faith by our Board of Directors on the date of the grant. Prior to February 2010, all stock options listed below were granted under our 2006 Plan and all subsequent stock options have been granted under our 2010 Plan.

We omitted columns related to non-equity and equity incentive plan awards as none of our named executive officers earned any such awards during 2011. The following table sets forth certain information regarding grants of plan-based awards to our named executive officers for 2011.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/share)(1)	Grant Date Fair Value of Option Awards ($)(2)
J. Craig Thompson	1/10/2011	150,000	(3)	$4.30	$431,475

(1)	Represented the per share fair market value of our common stock, as determined by the closing market price of our common stock as quoted on the NASDAQ Global Market on the grant date.
(2)	Calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see the section entitled “Stock-Based Compensation” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2011 and note 10 to our consolidated financial statements also included therein.
(3)	The option vests over four years as follows: 25% on January 10, 2012 with the remainder vesting in 36 successive equal monthly installments thereafter.

Outstanding Equity Awards at December 31, 2011

The following table sets forth certain information regarding outstanding equity awards granted to our named executive officers that remain outstanding as of December 31, 2011.

	Option awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Jeffrey Stein, Ph.D.	119,742		—	$0.52	3/20/2017	(1)
	156,976		—	$1.29	5/20/2018	(1)
	22,609		646	$1.29	1/8/2019	(1)
	7,558		—	$1.29	1/8/2019	(3)
	46,041		123,959	$3.50	11/2/2020	(7)
	30,000		—	$3.50	11/2/2020	(8)

John P. Schmid	33,720	(4)	—	$1.29	5/20/2018	(2)(9)
	5,813	(4)	—	$1.29	1/08/2019	(2)(9)
	2,325		—	$1.29	1/08/2019	(3)
	10,833		29,167	$3.50	11/2/2020	(7)
	35,000		—	$3.50	11/2/2020	(8)

J. Craig Thompson	—		150,000	$4.30	1/9/2021	(2)

John Finn, Ph.D.	55,813		—	$0.52	3/20/2017	(2)(9)
	48,837	(5)	—	$1.29	5/20/2018	(2)(9)
	5,813	(5)	—	$1.29	1/8/2019	(2)(9)
	2,325		—	$1.29	1/8/2019	(3)
	10,833		29,167	$3.50	11/2/2020	(7)
	10,000		—	$3.50	11/2/2020	(8)

Philippe Prokocimer, M.D.	10,244	(6)	—	$0.52	1/9/2018	(2)(9)
	16,569	(6)	—	$1.29	5/20/2018	(2)(9)
	1,744		—	$1.29	1/8/2019	(3)
	10,833		29,167	$3.50	11/2/2020	(7)
	10,000		—	$3.50	11/2/2020	(8)

(1)	1/36th of the shares vest monthly after the vesting commencement date.
(2)	1/4th of the shares vest one year after the vesting commencement date; 1/48th of the shares vest monthly thereafter over the next three years.
(3)	All shares were vested on the grant date.
(4)	Includes 4,386 unvested shares in the aggregate.
(5)	Includes 5,646 unvested shares in the aggregate.
(6)	Includes 1,678 unvested shares in the aggregate.
(7)	1/48th of the shares vest monthly over four years.
(8)	1/12th of the shares vest monthly over one year.
(9)	Stock options are exercisable at any time but, if exercised, are subject to a lapsing right of repurchase until fully vested.

Option Exercises and Stock Vested

The following table shows certain information regarding option exercises and stock vested during 2011 with respect to our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Jeffrey Stein, Ph.D.	—	$—	—	$—
John P. Schmid	—	$—	1,454	$5,995
J. Craig Thompson	—	$—	—	$—
John Finn, Ph.D.	—	$—	—	$—
Philippe Prokocimer, M.D.	8,070	$45,645	10,175	$58,483

(1)	Represents shares issued upon early exercise of unvested options that are subject to a lapsing right of repurchase until fully vested.
(2)	The value realized on vesting is equal to the number of shares acquired on vesting multiplied by the closing market price as of the vesting date for each month through December 31, 2011.

Option Repricings

We did not engage in any repricings or other modifications to any of our named executive officers’ outstanding equity awards during the year ended December 31, 2011.

Pension Benefits

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. Our Compensation Committee may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests.

Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us. Our Compensation Committee may elect to provide our officers and other employees with non-qualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

401(k) Plan

We maintain a defined contribution employee retirement plan for our employees. The plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Code so that contributions to the 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. The 401(k) plan provides that each participant may contribute up to 100% of his or her pre-tax compensation, up to a statutory limit, which is $16,500 for 2011. Participants who are at least 50 years old can also make “catch-up” contributions, which in 2011 may be up to an additional $5,500 above the statutory limit. Under the 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee. The 401(k) plan also permits us to make discretionary contributions and matching contributions, subject to established limits and a vesting schedule. To date, we have not made any discretionary or matching contributions to the plan on behalf of participating employees.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures for Transactions with Related Persons

We have adopted a written Related-Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director or a holder of more than five percent of our common stock, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our Board of Directors) for review. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, our Audit Committee or other independent body of our Board of Directors takes into account the relevant available facts and circumstances including, but not limited to:

•	The risks, costs and benefits to us;

•	The impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	The terms of the transaction;

•	The availability of other sources for comparable services or products; and

•	The terms available to or from, as the case may be, unrelated third parties or to or from our employees generally.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. Our policy requires that, in reviewing a related-person transaction, our Audit Committee or other independent body of our Board of Directors must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of us and our stockholders, as our Audit Committee or other independent body of our Board of Directors determines in the good faith exercise of its discretion. We did not previously have a formal policy concerning transactions with related persons.

Registration Rights

In connection with our various preferred stock financings prior to our initial public offering, we entered into an amended and restated investor rights agreement under which our 5% or greater stockholders InterWest Partners IX, LP, Versant Venture Capital III, L.P. and its affiliates, Prism Venture Partners V, L.P. and its affiliates, and entities affiliated with Kleiner Perkins, Caufield & Byers hold registration rights. In addition, the David S. & Susan O. Kabakoff Family Trust dated 2/24/00 for which Dr. Kabakoff shares voting and investment power and the Jeff Stein and Catherine Naughton Revocable Trust, for which Dr. Stein has shared voting and investment power, are parties to the amended and restated investor rights agreement and hold registration rights.

Employment Agreements

We have entered into an Executive Severance Benefit Plan with our executive officers, as more fully described under “Post Employment Compensation—Potential Payment Under Executive Severance Benefit Plan.”

Stock Options Granted to Executive Officers and Directors

We have granted stock options to our executive officers and directors, as more fully described under “Non-Employee Director Compensation” and “Executive Compensation” above.

Indemnification Agreements

We have entered into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our amended and restated bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Trius Therapeutics, Inc. stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker. Direct your written request to Trius Therapeutics, Inc., Attention: Mike Morneau, 6310 Nancy Ridge Drive, Suite 105, San Diego, California 92121 or contact Mike Morneau at (858) 452-0370. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

John P. Schmid

Secretary

April 12, 2012

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2011 is available without charge upon written request to: Corporate Secretary, Trius Therapeutics, Inc., 6310 Nancy Ridge Drive, Suite 105, San Diego, California 92121.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com.

TRIUS THERAPEUTICS, INC.

Annual Meeting of Stockholders

May 22, 2012 8:00 AM PST

To be held at our facility at 6310 Nancy Ridge Drive Suite 105, San Diego, CA 92121

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Jeffrey Stein, Ph.D. and John P. Schmid, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of TRIUS THERAPEUTICS, INC. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 22, 2012 or any adjournment thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1 AND FOR PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side

TRIUS THERAPEUTICS, INC. 6310 NANCY RIDGE DRIVE SUITE 105 SAN DIEGO, CA 92121		VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR Proposals 1 and 2:
		☐	☐	☐
1.	Election of Directors
Nominees:
	01 David S. Kabakoff, Ph.D.	02 Risa Stack, Ph.D.	03 Paul Truex

							For	Against	Abstain
2	Ratify the appointment of an independent registered public accounting firm, Ernst & Young LLP, for fiscal 2012.						☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date